Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of January 18, 2011, among NewMarket Corporation, a Virginia corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) listed on the signature page hereto and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined below).

RECITALS

WHEREAS, the Company, certain Guarantors and the Trustee have heretofore executed and delivered an indenture, dated as of December 12, 2006 (the “Initial Indenture”), pursuant to which the Company has issued $150,000,000 in principal amount of the Company’s 7.125% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Company, the Guaranteeing Subsidiaries (as defined in the First Supplemental Indenture referred to below) and the Trustee have heretofore executed and delivered a first supplemental indenture, dated as of February 7, 2007 (the “First Supplemental Indenture”), pursuant to which the Guaranteeing Subsidiaries listed on the signature page thereto agreed to become Guarantors;

WHEREAS, the Company, the Guaranteeing Subsidiary (as defined in the Second Supplemental Indenture referred to below) and the Trustee have heretofore executed and delivered a second supplemental indenture, dated as of March 19, 2010 (the “Second Supplemental Indenture” and, together with the Initial Indenture and the First Supplemental Indenture, the “Indenture”), pursuant to which the Guaranteeing Subsidiary listed on the signature page thereto agreed to become a Guarantor;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the outstanding Notes;

WHEREAS, the Company and the Guarantors desire to enter into this Third Supplemental Indenture to amend the Indenture as set forth in Section 1(a) below (the “Amendment”);

WHEREAS, the Company has solicited consents to the Amendment from Holders pursuant to the Consent Solicitation Statement dated January 4, 2011 (the “Solicitation Statement”) and the related consent form and Holders of at least a majority in principal amount of the Notes outstanding have given and, as of the date hereof, have not revoked their consent to the Amendment;

WHEREAS, an Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee in accordance with Sections 9.06 and 12.04 of the Indenture; and

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WHEREAS, the execution of this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture and all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee in accordance with its terms have been done.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Amendments to the Indenture.

(a) The Indenture is hereby amended as follows:

(i) The proviso to the “Restricted Payment” covenant contained in Section 4.07(a) of the Indenture is hereby amended by modifying clause (E) to delete the period at the end of such clause and inserting in lieu thereof “, plus”.

(ii) The proviso to the “Restricted Payment” covenant contained in Section 4.07(a) of the Indenture is hereby amended to add the following new clause (F):

“(F) $100.0 million.”

(b) The Indenture, as supplemented and amended hereby, is ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. If any provision of this Third Supplemental Indenture is inconsistent with a provision of the Indenture, the terms of this Third Supplemental Indenture shall govern.

2. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

3. Effectiveness. This Third Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto. Notwithstanding the foregoing, the Amendment to the Indenture set forth in Section 1(a) shall not become operative unless and until the Company pays to the Holders of the Notes who have consented to the Amendment the Consent Fee (as defined in the Solicitation Statement) in accordance with, and as contemplated by, the terms of the Solicitation Statement.

4. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS PROVIDED IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)

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OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

5. Headings; Interpretation. The Section headings herein are for convenience only and shall not affect the construction hereof. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

6. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

NEWMARKET CORPORATION

By:	/s/ Thomas E. Gottwald
	Name:	Thomas E. Gottwald
	Title:	President

AFTON CHEMICAL CORPORATION

By:	/s/ C.S. Warren Huang
	Name:	C.S. Warren Huang
	Title:	President

AFTON CHEMICAL INTANGIBLES LLC

By:	/s/ C.S. Warren Huang
	Name:	C.S. Warren Huang
	Title:	Manager

AFTON CHEMICAL ASIA PACIFIC LLC

By:	/s/ C.S. Warren Huang
	Name:	C.S. Warren Huang
	Title:	President

AFTON CHEMICAL CANADA HOLDINGS, INC.

By:	/s/ C.S. Warren Huang
	Name:	C.S. Warren Huang
	Title:	President

NewMarket Corporation Third Supplemental Indenture

AFTON CHEMICAL JAPAN HOLDINGS, INC.

By:	/s/ C.S. Warren Huang
	Name:	C.S. Warren Huang
	Title:	President

AFTON CHEMICAL ADDITIVES CORPORATION

By:	/s/ C.S. Warren Huang
	Name:	C.S. Warren Huang
	Title:	President

ETHYL CORPORATION

By:	/s/ Azfar A. Choudhury
	Name:	Azfar A. Choudhury
	Title:	President

ETHYL ASIA PACIFIC LLC

By:	/s/ Azfar A. Choudhury
	Name:	Azfar A. Choudhury
	Title:	Manager

ETHYL CANADA HOLDINGS, INC.

By:	/s/ Azfar A. Choudhury
	Name:	Azfar A. Choudhury
	Title:	President

ETHYL EXPORT CORPORATION

By:	/s/ Wayne C. Drinkwater
	Name:	Wayne C. Drinkwater
	Title:	President

NewMarket Corporation Third Supplemental Indenture

ETHYL INTERAMERICA CORPORATION

By:	/s/ Wayne C. Drinkwater
	Name:	Wayne C. Drinkwater
	Title:	President

ETHYL VENTURES, INC.

By:	/s/ Wayne C. Drinkwater
	Name:	Wayne C. Drinkwater
	Title:	President

INTERAMERICA TERMINALS CORPORATION

By:	/s/ Wayne C. Drinkwater
	Name:	Wayne C. Drinkwater
	Title:	President

THE EDWIN COOPER CORPORATION

By:	/s/ C.S. Warren Huang
	Name:	C.S. Warren Huang
	Title:	President

NEWMARKET INVESTMENT COMPANY

By:	/s/ Thomas E. Gottwald
	Name:	Thomas E. Gottwald
	Title:	President

NEWMARKET SERVICES CORPORATION

By:	/s/ Thomas E. Gottwald
	Name:	Thomas E. Gottwald
	Title:	President and Chief Executive Officer

NewMarket Corporation Third Supplemental Indenture

OLD TOWN LLC

By:	/s/ Bruce R. Hazelgrove, III
	Name:	Bruce R. Hazelgrove, III
	Title:	Sole Manager

NEWMARKET DEVELOPMENT CORPORATION

By:	/s/ Bruce R. Hazelgrove, III
	Name:	Bruce R. Hazelgrove, III
	Title:	Vice President

FOUNDRY PARK I, LLC
FOUNDRY PARK II, LLC
GAMBLE’S HILL, LLC
GAMBLE’S HILL TREDEGAR, LLC
GAMBLE’S HILL LAB, LLC
GAMBLE’S HILL LANDING, LLC
GAMBLE’S HILL THIRD STREET, LLC

By:	NEWMARKET DEVELOPMENT CORPORATION, its Manager

	By:	/s/ Bruce R. Hazelgrove, III
		Name:	Bruce R. Hazelgrove, III
		Title:	Vice President

NewMarket Corporation Third Supplemental Indenture

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

NewMarket Corporation Third Supplemental Indenture